FOR IMMEDIATE RELEASE

Contacts: Martha Fleming, Charles D. Christy
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR FIRST QUARTER OF $6.1 MILLION
ATLANTA, GA (April 18, 2019) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $6.1 million, or $0.22 per diluted share, for the first quarter of 2019, compared with $9.9 million, or $0.36 per diluted share, for the fourth quarter of 2018, and $11.8 million or $0.43 per diluted share for the first quarter of 2018.

FIRST QUARTER 2019 HIGHLIGHTS:

•	The integrated planning process with Ameris Bancorp continues to proceed as expected.

•	Although net interest income decreased by $1.4 million compared to the previous quarter, net interest margin improved by 2 basis points.

•
Mortgage banking activities are down from the fourth quarter 2018 primarily due to a pre-tax mortgage servicing rights ("MSRs") impairment of $4.8 million as market rates have declined. This impairment had an effect of $0.14 per diluted share.

•
Noninterest expense is below the fourth quarter by $2.6 million due to lower salaries and benefits, lower commissions as mortgage production decreased, and a reduction in other operating expenses due to merger related costs recorded in the fourth quarter.

BALANCE SHEET
Total assets increased by $56.1 million, or 1.2%, during the quarter to $4.8 billion at March 31, 2019, primarily due to an increase in investments of $33.7 million and an increase in loans held for sale of $24.4 million. The increase in loans held for sale was primarily in mortgage loans, which increased $26.9 million, as seasonal production began to increase. The Bank continues to increase its available-for-sale investments portfolio as part of its strategy to reposition the balance sheet to higher yielding assets. Other assets also increased by $18.4 million, mainly due to the right of use lease asset of $15.5 million recorded during the quarter as a result of the implementation of the new lease standard.
Loans
Total loans increased by $15.7 million, or 0.4%, compared to December 31, 2018, as loans held for sale increased by $24.4 million, offset by an overall decrease in loans held for investment of $8.7 million. Loan growth in loans held for investment was experienced in all loan categories, excluding indirect auto, specifically in commercial, SBA and construction of $76.3 million and $31.3 million in mortgage. These increases were offset by a reduction of $114.5 million in indirect loans.

Asset Quality
Asset quality remained strong as nonperforming assets, excluding the guaranteed portion of government loans and acquired loans (“adjusted NPA’s”, a non-GAAP measure), remained flat during the quarter. Credit quality trend performance remains consistent and strong as net charge-offs were 0.10% of average loans for the quarter.
Fair Value Adjustments
Loan servicing rights decreased by $3.7 million, or 3.0%, during the quarter to $116.7 million at March 31, 2019, compared to $120.4 million at December 31, 2018. Mortgage servicing rights ("MSRs"), the primary component of loan servicing rights, contributed the majority of the change, decreasing by 2.7% to $108.4 million at March 31, 2019. The current estimated fair market value of MSRs was $113.6 million at March 31, 2019.
At March 31, 2019, fair value adjustments recorded on the balance sheet for loans held for sale, interest rate lock commitments ("IRLCs"), and hedge items were $12.4 million, a $3.7 million, or 42.1% increase, from December 31, 2018. The gross pipeline of interest rate lock commitments was $132.0 million higher at quarter end, compared to December 31, 2018, due to an increase in seasonal production.
Deposits
Core deposits decreased by $19.3 million during the quarter to $3.0 billion with decreases in money market and savings of $30.6 million and noninterest bearing demand deposits of $11.4 million, offset by increases in interest-bearing demand deposits of $22.7 million. The decrease in core deposits was offset by an increase in time deposits of $20.2 million during the quarter, mainly due to an increase of $30.0 million in brokered deposits, resulting in an increase in total deposits of $955,000, or 0.02%.
INCOME STATEMENT
Net Income
Net income was $6.1 million, or a $3.8 million decrease over the previous quarter, primarily due to a decrease in noninterest income of $7.1 million driven by MSRs impairment of $4.8 million during the quarter. Net income was $5.7 million lower compared to the same quarter a year ago, due to a $13.2 million decrease in noninterest income, primarily mortgage banking activities, offset by an increase in net interest income of $3.4 million, a decrease in noninterest expense of $1.3 million and a decrease in income tax expense of $1.7 million.
Interest Income
Interest income of $47.0 million was lower by $1.2 million, compared to the prior quarter, driven by a decrease in loan income of $1.4 million. Average loan balances decreased by $105.5 million for the quarter, $86.3 million of this was due to a decrease in lower yielding indirect loans, which were partially replaced in the portfolio mix with higher yielding commercial and SBA loans. Average mortgage loans also decreased by $35.0 million for the quarter. These decreases were offset by an increase in average investment securities of $40.6 million and in the average balances of commercial, SBA and construction loans. The yield on total average interest-bearing assets also increased 7 basis points from the previous quarter.
Interest Expense
Interest expense of $8.9 million increased slightly by $186,000, or 2.1%, for the quarter, primarily due to a 6 basis points increase in deposit costs although average balances for total interest-bearing deposits decreased by $24.5 million. As compared to the first quarter of the prior year, interest expense increased by $2.1 million, or 31.0%. Rising market rates paid on money market deposits and CD's drove the increase.

Net Interest Margin
The net interest margin was 3.56% for the quarter compared to 3.54% in the previous quarter, a slight increase of 2 basis points. The yield on total average interest-bearing liabilities increased by only 6 basis points while the yield on total average interest-earning assets increased by 7 basis points from 4.32% to 4.39%. Average loans decreased by $105.5 million, of which $86.3 million was a decrease in lower yielding indirect auto loans. Higher yielding investment securities increased by $40.6 million as the Bank's strategy to reposition its balance sheet continues to occur.
Average total interest-bearing liabilities decreased by $41.3 million as average deposits decreased by $24.5 million and average borrowings decreased by $16.8 million.
As compared to the same period a year ago, the net interest margin for the quarter increased by 27 basis points to 3.56% from 3.29%, primarily due to a 46 basis point increase in the yield on total average interest-earning assets of $4.4 billion, offset by an increase of 29 basis points in the yield on total average interest-bearing liabilities of $3.0 billion. Average earning assets increased by $62.7 million, primarily due to an increase in average investment securities over the year, offset by a decrease in average loans, primarily indirect auto loans. Average interest-bearing liabilities decreased by $42.9 million, primarily driven by a decrease in average borrowings of $74.4 million, offset by an increase in average interest-bearing deposits of $31.4 million.
Noninterest Income
On a linked-quarter basis, noninterest income decreased by $7.1 million, or 23.0%, largely due to a decrease of $4.9 million, or 22.6%, in mortgage banking activities, primarily due to the previously mentioned MSRs impairment of $4.8 million for the quarter. SBA lending activities also decreased by $2.1 million as gains on SBA sales were seasonally lower for the quarter due to lower sales.
Compared to the same period a year ago, noninterest income for the quarter decreased by $13.2 million, primarily due to a decrease in mortgage banking activities stemming from a change in MSRs impairment of $9.4 million.
Noninterest Expense
On a linked-quarter basis, total noninterest expense decreased by $2.6 million, or 4.7%, mainly due to a decrease in other expenses of $1.5 million, of which $1.2 million were merger related expenses, from the previous quarter. Salaries and employee benefits also decreased by $1.1 million, or 3.9%. Compared to the prior year quarter, noninterest expense of $53.5 million decreased slightly by $1.3 million, or 2.3%. Lower commissions accounted for $534,000 of the decrease due to lower mortgage production in the current quarter compared to the first quarter of 2018.
Income Taxes
On a linked-quarter basis, income tax expense decreased by $2.3 million, primarily due to a decrease of $6.1 million in pre-tax income during the quarter. The effective tax rate also decreased to 20.4% from 28.0%. Compared to the first quarter of 2018, income tax expense decreased by $1.7 million.
OTHER NEWS
On March 15, 2019, Fidelity opened a new branch in Macon, GA, which brings the total number of retail branches to 70.
On May 6, 2019, Fidelity will hold a special shareholders meeting to vote on a proposal to approve the merger with Ameris Bancorp previously announced in December 2018.

ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. Indirect auto loans are provided in Georgia and Florida and mortgage loans are provided throughout the South, while SBA loans are originated nationwide. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
NON-GAAP FINANCIAL MEASURES
This release contains certain "non-GAAP" financial measures. The “GAAP TO NON-GAAP RATIO RECONCILIATION” tables included below reconcile GAAP to non-GAAP ratios. The non-GAAP ratios contain financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP financial measures in its analysis of the Company’s performance. Management believes that presentation of these non-GAAP financial measures provides useful supplemental information that allows better comparability with prior periods, as well as with peers in the industry and provides a greater understanding of the asset quality of the Company’s loan portfolio exclusive of the indirect auto, government-guaranteed and acquired loan portfolios. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
SAFE HARBOR
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2018 Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC"). Additional information and other factors that could affect future financial results are included in Fidelity’s subsequent filings with the SEC.
IMPORTANT ADDITIONAL INFORMATION
Ameris filed a registration statement on Form S-4 with the SEC on March 22, 2019, to register the shares of Ameris Common Stock that will be issued to Fidelity’s shareholders in connection with the Merger.  The registration statement, which became effective on March 25, 2019, includes a joint proxy statement/prospectus and other relevant materials in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at http://www.sec.gov.  Investors and security holders may also obtain free copies of the documents filed with the SEC by Fidelity on its website at www.FidelitySouthern.com and by Ameris on its website at http://www.AmerisBank.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Before making any voting or investment decision, investors and security holders of Fidelity and Ameris are urged to read carefully the entire registration statement and joint proxy statement/prospectus, including any amendments thereto, because they contain important information about the Merger.  Free copies of these documents may be obtained as described above.

Participants in the Solicitation
Fidelity and Ameris, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Fidelity’s shareholders and Ameris’s shareholders in respect of the Merger.  Information regarding such persons who may be deemed participants in the solicitation of proxies from Fidelity’s shareholders and Ameris’s shareholders is included in the joint proxy statement/prospectus for Fidelity’s meeting of shareholders and Ameris’s meeting of shareholders, which was filed by Ameris on Form S-4 on March 22, 2019 and declared effective on March 25, 2019.  Information about Fidelity’s directors and executive officers and their ownership of Fidelity Common Stock can also be found in Part III of Fidelity’s 2018 Annual Report on Form 10-K filed on March 13, 2019, and other documents subsequently filed by Fidelity with the SEC.  Information about Ameris’s directors and executive officers and their ownership of Ameris Common Stock can also be found in Ameris’s definitive proxy statement filed in connection with its 2019 annual meeting of shareholders on April 1, 2019, and other documents subsequently filed by Ameris with the SEC. Information regarding the interests of such participants is included in the joint proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of or for the Quarter Ended
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
INCOME STATEMENT DATA:
Interest income	$47,041	$48,271	$41,562
Interest expense	8,899	8,713	6,794
Net interest income	38,142	39,558	34,768
Provision for loan losses	936	745	2,130
Noninterest income	23,946	31,079	37,133
Noninterest expense	53,475	56,113	54,742
Net income before income taxes	7,677	13,779	15,029
Income tax expense	1,564	3,855	3,262
Net income	6,113	9,924	11,767
PERFORMANCE:
Earnings per common share - basic	$0.22	$0.36	$0.44
Earnings per common share - diluted	0.22	0.36	0.43
Total revenues	62,088	70,637	71,901
Book value per common share	16.61	16.36	15.19
Tangible book value per common share(1)	16.22	15.95	14.75
Cash dividends paid per common share	0.12	0.12	0.12
Dividend payout ratio	54.55%	33.33%	27.27%
Return on average assets	0.53%	0.82%	1.03%
Return on average shareholders’ equity	5.49%	9.05%	11.83%
Equity to assets ratio	9.58%	9.43%	8.54%
Net interest margin	3.56%	3.54%	3.29%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,789,945	$4,733,796	$4,811,659
Earning assets	4,418,194	4,381,616	4,466,249
Loans, excluding loans held-for-sale	3,676,805	3,685,478	3,714,308
Total loans	3,940,528	3,924,780	4,139,608
Total deposits	3,982,533	3,981,578	3,900,407
Shareholders’ equity	459,014	446,241	410,744
Assets serviced for others	10,134,717	10,283,727	10,367,564
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.10%	0.08%	0.11%
Allowance to period-end loans	0.85%	0.85%	0.83%
Adjusted allowance to adjusted period end loans(1)	1.11%	1.12%	1.15%
Nonperforming assets to total loans, ORE and repossessions	2.11%	1.93%	2.04%
Adjusted nonperforming assets to loans, ORE and repossessions(2)	0.92%	0.92%	1.14%
Allowance to nonperforming loans, ORE and repossessions	0.40x	0.44x	0.41x
SELECTED RATIOS:
Loans to total deposits	92.32%	92.56%	95.23%
Average total loans to average earning assets	89.59%	90.21%	92.71%
Noninterest income to total revenue	38.57%	44.00%	51.64%
Leverage ratio	9.60%	9.18%	8.74%
Common equity tier 1 capital	9.80%	9.54%	8.41%
Tier 1 risk-based capital	10.90%	10.64%	9.47%
Total risk-based capital	13.47%	13.24%	11.98%
Mortgage loan production	$580,645	$626,438	$613,314
Total mortgage loan sales	511,677	686,153	496,484
Indirect automobile production	60,040	94,407	258,560
Total indirect automobile sales	—	—	86,000

(1) Non-GAAP financial measure. See non-GAAP reconciliation table for the comparable GAAP.
(2) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for the comparable GAAP.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
ASSETS
Cash and cash equivalents	$202,921	$212,293	$200,496
Investment securities available-for-sale	285,518	251,602	124,576
Investment securities held-to-maturity	19,925	20,126	21,342
Loans held-for-sale	263,723	239,302	425,300

Loans	3,676,805	3,685,478	3,714,308
Allowance for loan losses	(31,155)	(31,151)	(30,940)
Loans, net of allowance for loan losses	3,645,650	3,654,327	3,683,368

Premises and equipment, net	94,393	93,699	88,624
Other real estate, net	8,504	8,290	7,668
Bank owned life insurance	71,894	71,510	72,284
Servicing rights, net	116,736	120,390	119,553
Other assets	80,681	62,257	68,448
Total assets	$4,789,945	$4,733,796	$4,811,659

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,203,173	$1,214,534	$1,156,588
Interest-bearing deposits
Demand deposits	497,097	474,441	489,576
Money market and savings deposits	1,334,686	1,365,275	1,375,016
Time deposits	947,577	927,328	879,227
Total deposits	3,982,533	3,981,578	3,900,407

Short-term borrowings	162,453	139,760	337,795
Subordinated debt, net	120,733	120,707	120,620
Other liabilities	65,212	45,510	42,093
Total liabilities	4,330,931	4,287,555	4,400,915

SHAREHOLDERS' EQUITY
Common stock	238,330	230,841	219,234
Accumulated other comprehensive income (loss), net	4,637	985	(631)
Retained earnings	216,047	214,415	192,141
Total shareholders’ equity	459,014	446,241	410,744
Total liabilities and shareholders’ equity	$4,789,945	$4,733,796	$4,811,659

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
INTEREST INCOME
Loans, including fees	$43,865	$45,233	$39,849
Investment securities	2,444	2,142	1,175
Other	732	896	538
Total interest income	47,041	48,271	41,562
INTEREST EXPENSE
Deposits	6,266	6,058	4,313
Other borrowings	935	990	910
Subordinated debt	1,698	1,665	1,571
Total interest expense	8,899	8,713	6,794
Net interest income	38,142	39,558	34,768
Provision for loan losses	936	745	2,130
Net interest income after provision for loan losses	37,206	38,813	32,638
NONINTEREST INCOME
Service charges on deposit accounts	1,785	1,797	1,472
Other fees and charges	2,309	2,374	2,235
Mortgage banking activities	16,735	21,612	28,562
Indirect lending activities	706	689	2,148
SBA lending activities	1,324	3,440	1,157
Trust and wealth management services	655	589	532
Other	432	578	1,027
Total noninterest income	23,946	31,079	37,133
NONINTEREST EXPENSE
Salaries and employee benefits	27,812	28,941	27,561
Commissions	6,972	7,858	7,506
Occupancy and equipment	5,095	4,683	4,932
Professional and other services	4,366	3,894	4,798
Other	9,230	10,737	9,945
Total noninterest expense	53,475	56,113	54,742
Income before income tax expense	7,677	13,779	15,029
Income tax expense	1,564	3,855	3,262
NET INCOME	$6,113	$9,924	$11,767

EARNINGS PER COMMON SHARE:
Basic	$0.22	$0.36	$0.44
Diluted	$0.22	$0.36	$0.43
Weighted average common shares outstanding-basic	27,493	27,283	27,011
Weighted average common shares outstanding-diluted	27,693	27,376	27,121

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial	$958,080	$904,160	$940,430	$938,203	$897,297
SBA	166,841	156,612	163,147	146,508	140,308
Total commercial and SBA loans	1,124,921	1,060,772	1,103,577	1,084,711	1,037,605

Construction loans	291,522	279,409	262,048	269,330	265,780

Indirect automobile	1,454,748	1,569,274	1,588,419	1,698,879	1,719,670
Installment loans and personal lines of credit	25,246	28,170	29,260	31,807	28,716
Total consumer loans	1,479,994	1,597,444	1,617,679	1,730,686	1,748,386
Residential mortgage	625,431	594,095	571,081	555,636	512,673
Home equity lines of credit	154,937	153,758	152,568	152,523	149,864
Total mortgage loans	780,368	747,853	723,649	708,159	662,537
Loans	3,676,805	3,685,478	3,706,953	3,792,886	3,714,308

Loans held-for-sale:
Residential mortgage	252,238	225,342	328,090	399,630	355,515
SBA	11,485	13,960	18,229	20,056	19,785
Indirect automobile	—	—	25,000	25,000	50,000
Total loans held-for-sale	263,723	239,302	371,319	444,686	425,300
Total loans	$3,940,528	$3,924,780	$4,078,272	$4,237,572	$4,139,608

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,185,199	—%	$1,239,403	—%	$1,244,640	—%	$1,172,298	—%	$1,120,562	—%
Interest-bearing demand deposits	462,980	0.12%	458,350	0.12%	463,292	0.13%	489,051	0.14%	461,614	0.14%
Money market and savings deposits	1,343,178	0.76%	1,380,472	0.74%	1,415,868	0.70%	1,349,447	0.61%	1,345,905	0.55%
Time deposits	934,110	1.57%	925,913	1.43%	918,668	1.30%	906,133	1.16%	901,394	1.04%
Total average deposits	$3,925,467	0.65%	$4,004,138	0.60%	$4,042,468	0.55%	$3,916,929	0.49%	$3,829,475	0.46%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
NONPERFORMING ASSETS
Nonaccrual loans (2)(6)	$61,469	$54,746	$53,173	$58,027	$58,706
Loans past due 90 days or more and still accruing	6,464	6,746	8,858	8,278	7,728
Repossessions	1,363	1,696	1,271	1,303	1,853
Other real estate (ORE)	8,504	8,290	8,031	6,834	7,668
Nonperforming assets	$77,800	$71,478	$71,333	$74,442	$75,955

ASSET QUALITY RATIOS
Loans 30-89 days past due	$17,100	$24,738	$6,858	$6,514	$15,695
Loans 30-89 days past due to loans	0.47%	0.67%	0.19%	0.17%	0.42%
Loans past due 90 days or more and still accruing to loans	0.18%	0.18%	0.24%	0.22%	0.21%
Nonperforming loans as a % of loans	1.85%	1.67%	1.67%	1.75%	1.79%
Nonperforming assets to loans, ORE, and repossessions	2.11%	1.93%	1.92%	1.96%	2.04%
Adjusted nonperforming assets to adjusted loans, ORE and repossessions(8)	0.92%	0.92%	0.92%	0.99%	1.14%
Nonperforming assets to total assets	1.62%	1.51%	1.48%	1.52%	1.58%
Adjusted nonperforming assets to total assets(8)	0.68%	0.69%	0.68%	0.73%	0.84%
Classified Asset Ratio(4)	19.67%	19.95%	19.60%	21.84%	21.70%
ALL to nonperforming loans	45.86%	50.66%	50.23%	47.69%	46.57%
Net charge-offs, annualized to average loans	0.10%	0.08%	0.09%	0.17%	0.11%
ALL as a % of loans	0.85%	0.85%	0.84%	0.83%	0.83%
Adjusted ALL as a % of adjusted loans(7)	1.11%	1.12%	1.14%	1.16%	1.15%
ALL as a % of loans, excluding acquired loans(5)	0.88%	0.88%	0.88%	0.87%	0.88%

CLASSIFIED ASSETS
Classified loans(1)	$84,382	$82,786	$80,176	$87,688	$83,867
ORE and repossessions	9,867	9,986	9,302	8,137	9,521
Total classified assets(3)	$94,249	$92,772	$89,478	$95,825	$93,388

(1) Amount of SBA guarantee included in classified loans	$5,085	$3,561	$5,254	$4,870	$2,879
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$35,460	$29,057	$27,218	$27,220	$26,091
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of purchase discounts
(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool
(7) Excludes indirect and acquired loans. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure
(8) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loan servicing revenue	$1,172	$1,642	$1,581	$1,690	$1,769
Gain on sale of loans	—	—	53	22	442
Gain on capitalization of servicing rights	—	—	124	196	569
Ancillary loan servicing revenue	152	170	162	166	183
Gross indirect lending revenue	1,324	1,812	1,920	2,074	2,963
Less:
Amortization of servicing rights, net	(618)	(1,123)	(800)	(804)	(815)
Total income from indirect lending activities	$706	$689	$1,120	$1,270	$2,148

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Average loans outstanding(1)	$1,516,484	$1,602,826	$1,673,014	$1,771,665	$1,784,982
Loans serviced for others	$622,859	$705,555	$838,574	$932,915	$1,018,743
Past due loans:
Amount 30+ days past due	$2,480	$3,197	$2,659	$2,407	$2,257
Number 30+ days past due	241	299	258	217	197
30+ day performing delinquency rate(2)	0.17%	0.20%	0.16%	0.14%	0.13%
Nonperforming loans	$1,204	$1,324	$1,490	$1,526	$1,539
Nonperforming loans as a percentage of period end loans(2)	0.08%	0.08%	0.09%	0.09%	0.09%
Net charge-offs	$1,066	$779	$1,069	$864	$1,147
Net charge-off rate(3)	0.29%	0.19%	0.26%	0.20%	0.27%
Number of vehicles repossessed during the period	142	126	139	132	140
Quarterly production weighted average beacon score	766	773	769	779	781

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Production by state:
Alabama (2)	$—	$—	$50	$9,920	$12,239
Arkansas (2)	—	—	—	4,488	20,322
North Carolina (2)	—	—	97	15,580	23,383
South Carolina (2)	—	—	—	11,065	12,322
Florida	35,485	60,006	51,620	52,645	65,786
Georgia	24,555	34,401	35,034	38,322	38,288
Mississippi (2)	—	—	—	22,605	24,785
Tennessee (2)	—	—	—	11,098	13,509
Virginia (2)	—	—	—	—	3,620
Louisiana (2)	—	—	—	17,952	44,306
Total production by state	$60,040	$94,407	$86,801	$183,675	$258,560

Loan sales	$—	$—	$18,614	$29,275	$86,000
Portfolio yield (1)	3.43%	3.46%	3.08%	3.02%	2.98%

(1)	Includes held-for-sale
(2)	Fidelity exited the Alabama, Arkansas, North Carolina, South Carolina, Mississippi, Tennessee, Virginia, and Louisiana markets in 2018

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Marketing gain, net	$15,205	$14,129	$16,427	$20,330	$17,575
Origination points and fees	3,572	4,227	4,707	5,495	3,647
Loan servicing revenue	6,298	6,326	6,360	6,206	6,221
Gross mortgage revenue	$25,075	$24,682	$27,494	$32,031	$27,443
Less:
MSR amortization	(3,504)	(3,116)	(3,369)	(3,331)	(3,426)
MSR (impairment)/recovery, net	(4,836)	46	(605)	683	4,545
Total income from mortgage banking activities	$16,735	$21,612	$23,520	$29,383	$28,562

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Production by region:
Georgia	$326,194	$385,672	$436,889	$545,951	$368,739
Florida	99,054	87,360	120,230	136,990	109,034
Alabama/Tennessee	—	992	748	2,433	2,709
Virginia/Maryland	94,601	95,226	130,728	148,970	91,842
North and South Carolina	60,796	57,188	59,449	74,410	40,990
Total production by region	$580,645	$626,438	$748,044	$908,754	$613,314

% for purchases	89.3%	90.2%	90.6%	91.6%	85.1%
% for refinance loans	10.7%	9.8%	9.4%	8.4%	14.9%

Portfolio Production:	$54,977	$59,191	$56,108	$75,990	$44,554

Funded loan type (UPB):
Conventional	63.0%	62.8%	64.3%	63.8%	65.9%
FHA/VA/USDA	21.9%	20.4%	21.5%	20.7%	22.1%
Jumbo	15.1%	16.8%	14.2%	15.5%	12.0%

Gross pipeline of locked loans to be sold (UPB)	$357,742	$225,698	$289,065	$354,735	$382,386
Loans held for sale (UPB)	$244,130	$218,494	$322,722	$389,858	$348,797

Total loan sales (UPB)	$511,677	$686,153	$771,058	$800,084	$496,484
Conventional	69.2%	67.5%	66.6%	70.7%	69.1%
FHA/VA/USDA	23.2%	19.6%	24.5%	21.3%	27.2%
Jumbo	7.6%	12.9%	8.9%	8.0%	3.7%

Average loans outstanding(1)	$804,407	$839,430	$877,890	$913,430	$725,444

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loans serviced for others (UPB)(1)	$9,243,136	$9,009,506	$8,687,984	$9,450,326	$9,097,869
Average loans serviced for others (UPB)(1)	$9,198,871	$9,407,723	$9,279,843	$9,244,175	$9,038,568

MSR book value, net of amortization	$115,207	$113,368	$108,876	$119,372	$113,217
MSR impairment	(6,790)	(1,954)	(2,000)	(4,590)	(5,274)
MSR net carrying value	$108,417	$111,414	$106,876	$114,782	$107,943

MSR carrying value as a % of period end UPB	1.17%	1.24%	1.23%	1.21%	1.19%

Delinquency % loans serviced for others	1.23%	1.30%	1.28%	1.28%	1.24%

MSR revenue multiple(2)	4.28	4.6	4.49	4.52	4.31
(1) Balances for September 30, 2018 exclude the UPB of loans temporarily sub-serviced as a result of the August 30, 2018 MSRs sale. Servicing transferred to the Purchaser on October 1, 2018 and October 16, 2018.

(2) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	March 31, 2019		December 31, 2018		March 31, 2018
	Average	Yield/	Average	Yield/	Average	Yield/
($ in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets:
Commercial	$939,337	5.01%	$932,523	4.95%	$864,992	4.83%
SBA	173,003	7.98%	170,162	7.97%	153,732	8.08%
Construction	282,827	7.09%	272,481	6.95%	258,072	6.54%
Indirect automobile	1,516,483	3.43%	1,602,826	3.46%	1,784,982	2.98%
Installment loans and personal lines of credit	29,410	5.25%	34,263	2.87%	41,468	2.95%
Residential mortgage	803,697	4.32%	838,691	4.23%	724,684	3.99%
Home equity lines of credit	154,862	5.69%	154,175	5.83%	149,398	4.92%
Total loans, net of unearned income (1)	3,899,619	4.57%	4,005,121	4.48%	3,977,328	4.07%
Investment securities (1)	299,712	3.31%	259,152	3.31%	155,920	3.11%
Other earning assets	153,393	1.94%	175,495	2.02%	156,751	1.39%
Total interest-earning assets	4,352,724	4.39%	4,439,768	4.32%	4,289,999	3.93%
Noninterest-earning assets:
Cash and due from banks	41,867		37,672		36,370
Allowance for loan losses	(31,117)		(31,278)		(30,002)
Premises and equipment, net	94,594		92,050		88,732
Other real estate	8,317		8,079		7,606
Other assets	248,788		238,042		233,677
Total noninterest-earning assets	362,449		344,565		336,383
Total assets	$4,715,173		$4,784,333		$4,626,382
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$462,980	0.12%	$458,350	0.12%	$461,614	0.14%
Money market and savings deposits	1,343,178	0.76%	1,380,472	0.74%	1,345,905	0.55%
Time deposits	934,110	1.57%	925,913	1.43%	901,394	1.04%
Total interest-bearing deposits	2,740,268	0.93%	2,764,735	0.87%	2,708,913	0.65%
Other short-term borrowings	161,107	2.35%	177,955	2.21%	235,519	1.57%
Subordinated debt	120,720	5.70%	120,694	5.47%	120,604	5.29%
Total interest-bearing liabilities	3,022,095	1.19%	3,063,384	1.13%	3,065,036	0.90%
Noninterest-bearing liabilities and shareholders’ equity:
Demand deposits	1,185,199		1,239,403		1,120,562
Other liabilities	56,181		46,638		37,336
Shareholders’ equity	451,698		434,908		403,448
Total noninterest-bearing liabilities and shareholders’ equity	1,693,078		1,720,949		1,561,346
Total liabilities and shareholders’ equity	$4,715,173		$4,784,333		$4,626,382
Net interest spread		3.20%		3.19%		3.03%
Net interest margin		3.56%		3.54%		3.29%

(1) Interest income includes the effect of taxable-equivalent adjustments using a 21% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RATIO RECONCILIATION
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Reconciliation of nonperforming assets to adjusted nonperforming assets:
Nonperforming assets (GAAP)	$77,800	$71,478	$71,333	$74,442	$75,955
Less: repurchased government-guaranteed mortgage loans included on nonaccrual	(35,460)	(29,057)	(27,218)	(27,220)	(26,091)
Less: SBA guaranteed loans included on nonaccrual	(4,000)	(3,561)	(4,049)	(3,639)	(1,541)
Less: Nonaccrual acquired loans	(5,573)	(6,120)	(7,388)	(7,648)	(7,890)
Adjusted nonperforming assets, excluding acquired loans and government-guaranteed loans (non-GAAP)	$32,767	$32,740	$32,678	$35,935	$40,433

Reconciliation of total loans, ORE and repossessions to total loans, ORE and repossessions, less acquired loans:
Loans, excluding Loans Held-for-Sale	$3,676,805	$3,685,478	$3,706,953	$3,792,886	$3,714,308
Add: ORE	8,504	8,290	8,031	6,834	7,668
Add: repossessions	1,363	1,696	1,271	1,303	1,853
Total loans, ORE, and repossessions (GAAP)	3,686,672	3,695,464	3,716,255	3,801,023	3,723,829
Less: acquired loans	(132,984)	(141,198)	(150,763)	(165,303)	(178,496)
Adjusted loans, ORE, and repossessions, less acquired loans (non-GAAP)	$3,553,688	$3,554,266	$3,565,492	$3,635,720	$3,545,333
Nonperforming assets to loans, ORE, and repossessions (GAAP)	2.11%	1.93%	1.92%	1.96%	2.04%
Adjusted nonperforming assets to adjusted loans, ORE, and repossessions (non-GAAP)	0.92%	0.92%	0.92%	0.99%	1.14%
Nonperforming assets to total assets (GAAP)	1.62%	1.51%	1.48%	1.52%	1.58%
Adjusted nonperforming assets to total assets (non-GAAP)	0.68%	0.69%	0.68%	0.73%	0.84%

Reconciliation of allowance to adjusted allowance:
Allowance for loan losses (GAAP)	$31,155	$31,151	$31,157	$31,623	$30,940
Less: allowance allocated to indirect auto loans	(7,652)	(8,669)	(8,556)	(9,210)	(9,888)
Less: allowance allocated to acquired loans	(284)	(284)	(134)	(134)	(134)
Adjusted allowance for loan losses (non-GAAP)	$23,219	$22,198	$22,467	$22,279	$20,918

Reconciliation of period end loans to adjusted period end loans:
Loans, excluding Loans Held-for-Sale	$3,676,805	$3,685,478	$3,706,953	$3,792,886	$3,714,308
Less: indirect auto loans	(1,454,748)	(1,569,274)	(1,588,419)	(1,698,879)	(1,719,670)
Less: acquired loans	(132,984)	(141,198)	(150,763)	(165,303)	(178,496)
Adjusted total loans (non-GAAP)	$2,089,073	$1,975,006	$1,967,771	$1,928,704	$1,816,142
Allowance to total loans (GAAP)	0.85%	0.85%	0.84%	0.83%	0.83%
Adjusted allowance to adjusted total loans (non-GAAP)	1.11%	1.12%	1.14%	1.16%	1.15%

Reconciliation of book value per common share to tangible book value per common share:
Shareholders' equity	$459,014	$446,241	$432,098	420,962	$410,744
Less: intangible assets	(10,933)	(11,197)	(11,474)	(11,751)	(12,028)
Tangible shareholders' equity	$448,081	$435,044	$420,624	$409,211	$398,716
End of period common shares outstanding	27,629,860	27,279,729	27,260,681	27,191,787	27,034,255
Book value per common share (GAAP)	$16.61	$16.36	$15.85	$15.48	$15.19
Tangible book value per common share (non-GAAP)	16.22	15.95	15.43	15.05	14.75